UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2010

PURE BIOFUELS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Shadow Trace Circle Houston, TX	77082-5637
(Address of Principal Executive Offices)	(Zip Code)

+1 281 540-9317 (Registrant's telephone number, including area code)

701 Brazos Street, Suite 1050 Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01.  Entry into a Material Definitive Agreement.

On February 15th, 2010, Pure Biofuels del Peru, SA, a wholly owned subsidiary of Pure Biofuels Corp (“Pure Peru”) has reached an agreement with the Oiltanking Group jointly with its local partner in Peru, Graña y Montero Petrolera to start to operate Pure Peru’s  Terminal located in Callao, Peru (the “Terminal”).  Oiltanking Andina, signed an Operations and Maintenance Contract with Pure Peru with an effective date of 1st March 2010 for an initial term of 5 years, and with a renewal option for a similar term.  The agreement requires that Oiltanking operate and maintain the Terminal, as per Oiltanking’s international standards.  Also, Oiltanking has agreed to provide commercial support to promote the available capacity of the Terminal among Oiltanking’s international network.

Oiltanking is a subsidiary of Marquard and Bahls AG, Germany a leading privately owned petroleum company.  Oiltanking is the second largest independent tank storage provider for petroleum products, chemical and gases worldwide. The company owns and operates 68 Terminals in 21 countries within Eurpe, North and South America, Middle East, India as well as Asia. Oiltanking has an overall storage capacity exceeding 17 million cubic meters.
Pure Peru entered into this Agreement in order to continue its mission to provide its customer’s with a world-class terminal and bio diesel facility in Peru.

The Agreement is filed as an exhibit to this report and should be referred to in its entirety for a complete description thereof.

Item 5.02 (c) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2010, Luis Goyzueta resigned as a Director.

On February 16, 2010, we elected two new Directors, Panagiotis Ninios and Michael S. Johnson.

Mr. Ninios, age 43, has been President and Interim CEO of Heliosphera S. A. and Heliosphera U.S. Inc. since January 2010.  From September 2006 to December 2009, he was Managing Director of Plainfield Asset Management.  From September 2003 to August 2006, he was a consultant with McKinsey & Co.

Mr. Johnson, age 33, is a Senior Vice President at Plainfield Asset Management LLC. Prior to joining Plainfield, from 2002 to 2004, Mr. Johnson worked at Nautic Partners, LLC, where he was responsible for the analysis and execution of private equity investments across a variety of sectors. Previously, from 1999 to 2002, he was an investment banker at Merrill Lynch & Co. in the Leveraged Finance group, where he focused on high yield bond, leveraged loan and mezzanine debt financings. Mr. Johnson graduated from Williams College with a B.A. in Economics and received his M.B.A. from the Stanford Graduate School of Business.
Both new directors were elected pursuant to the provisions of our Shareholders’ Agreement with Plainfield Asset Management allowing them to select up to three directors.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1  Agreement with The Oiltanking Group

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PURE BIOFUELS CORP.

Date: February 16, 2010	By:	/s/ Carlos Alberto Pinto
Carlos Alberto Pinto
Chief Executive Officer and Director